Exhibit 5.1

November 25, 2025

NANO-X IMAGING LTD.
Ofer Tech Park

94 Shlomo Shmeltzer Road

Petach Tikva

Israel 4970602

Re: Nano-X Imaging Ltd.

Ladies and Gentlemen:

We are acting as Israeli counsel for Nano-X Imaging Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company to the investors, in a registered direct offering (the “Offering”), of up to 3,826,530 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”). Pursuant to the Offering, investors will purchase Ordinary Shares at a purchase price of $3.92.

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the shelf registration statement on Form F-3 (File No. 333-271688), (as amended, the “Registration Statement”) initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 5, 2023, as amended by Post-Effective Amendment No. 1 thereto filed on July 26, 2023, as further amended by Post-Effective Amendment No. 2 thereto filed on April 22, 2024, and as further amended by Post-Effective Amendment No. 3 thereto filed on April 22, 2024, and which Post-Effective Amendment No. 3 was declared effective by the SEC as of May 8, 2024; (ii) a draft copy of the prospectus supplement, dated November 23, 2025 in respect of the Offering; (iii) a copy of the form of Securities Purchase Agreement in respect of the Offering, by and between the Company and the investors listed on the signature pages thereto; (iv) a copy of the amended and restated articles of association of the Company, as currently in effect (the “Articles”); (v) resolutions of the board of directors of the Company (the “Board”) which relate to the Registration Statement and other actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.

As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Ordinary Shares, when issued and sold in the Offering as described in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the reference to our firm appearing under the captions “Legal Matters” and “Enforcement of Civil Liabilities” in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Prospectus that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Law Offices
Meitar Law Offices